UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2015 china energy technology corp., ltd.

(Exact name of registrant as specified in its charter)

Nevada	000-55001	45-4380591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1122 South Yanan Street New District, Bengbu, Anhui Province P. R. China
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +86-552-411-6868

Copy to:

Mark E. Crone, Esq.

CKR Law LLP

1330 Avenue of the Americas, 14th Floor

New York, NY 10019

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Board of Directors of China Energy Technology Corp., Ltd., a Nevada corporation (the “Company”) adopted, on August 27, 2015, resolutions authorizing the following and directing that the same be submitted to the Company’s stockholders for approval:

Proposal:	An amendment to the Company’s Certificate of Incorporation to effect a one-for-nineteen (1:19) reverse stock split of the Company’s common stock, $0.001 par value per share.

Additional information regarding this proposal is contained in the Company’s Preliminary Information Statement, as amended, filed with the Securities and Exchange Commission on August 31, 2015.

On September 2, 2015, this proposal was duly approved by the written consent of stockholders holding a majority of the outstanding shares of the Company’s common stock. Under Nevada law, no meeting of stockholders was required to effect this action. As of today, the number of votes cast for and against, as well as the number of abstentions and broker non-votes, as to such proposal were:

	For	Against	Abstained	Broker Non-Vote
Proposal:	176,700,000	0	0	--

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Energy Technology Corp., Ltd.

Date: September 8, 2015	By:	/s/ Quan Ji
	Name:	Quan Ji
	Title:	Chief Executive Officer and President

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